EXHIBIT 10.37

               ASSIGNMENT OF NET REVENUE INTEREST


THE STATE OF TEXAS  ~
                    ~    KNOWN ALL MEN BY THESE PRESENTS:
COUNTY OF NUECES    ~


     That MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation (Assignor), for and in consideration of the loan necessary to finance the purchase of all capital stock of Magnolia Pipeline Corporation, an Alabama corporation ("Magnolia") in compliance with the Agreement set forth below and the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, cash in hand paid by RAINBOW INVESTMENTS CO., (Assignee), the receipt and sufficiency of which are hereby acknowledged, does hereby TRANSFER, BARGAIN, SELL, ASSIGN and CONVEY unto the said Assignee a net revenue interest equal to five percent (5%) of Assignor's net revenue derived from the earnings from operations before interest, tax, depreciation and amortization charges ("EBITDA"), but after all other ordinary operating expenses of Magnolia excluding any lease payments originating from the sale and lease back of equipment now owned by Magnolia. Payments due hereunder shall be paid to the Assignee before the 10th day of the following month.

     Assignee shall grant Assignor the right to repurchase the aforementioned Net Revenue Interest for $25,000. The repurchase consideration shall however increase by $25,000 on November 1, 1995 and by an additional $25,000 on the first of each succeeding month that the option is not exercised, provided that the repurchase amount shall never exceed $500,000.

     This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors, assigns and legal representatives forever. Assignor shall warrant and forever defend this interest unto Assignee, its successors, assigns and legal representatives, against all persons whomsoever lawfully claiming or to claim the same.

     The effective date hereof shall be October 3, 1995.



                                   MIDCOAST ENERGY RESOURCES, INC.

                                   by _____________________________
                                       Dan C. Tutcher


THE STATE OF TEXAS       ~
                         ~
COUNTY OF NUECES         ~

     BEFORE ME, the undersigned authority, on this day personally appeared Dan C. Tutcher, President of MIDCOAST ENERGY RESOURCES, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated and as the act and deed of said corporation.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of ____________________, 1995.

                              __________________________________
                              Notary Public, State of Texas